Exhibit 99.2

PAINCARE SIGNS DEFINITIVE AGREEMENT TO SELL THE GABLES SURGICAL

CENTER IN SOUTH FLORIDA

Company to Net Approximately $4.4 Million from Sale

ORLANDO, Fla. – (PR NEWSWIRE) – August 6, 2007 – PainCare Holdings, Inc. (AMEX:PRZ), one of the nation’s leading providers of pain-focused medical and surgical solutions and services, today announced that it has signed a formal Definitive Agreement with Surgery Partners, LLC, providing for the sale of PainCare’s controlling interest in PSHS Beta Partners, Ltd., d/b/a The Gables Surgical Center, located in Coral Gables, Florida. Subject to necessary regulatory approvals, the closing of the transaction will net PainCare approximately $4.4 million in cash proceeds. Actual terms and conditions related to this sale transaction will be fully detailed in a Form 8-K to be filed with the U.S. Securities and Exchange Commission.

“The cash raised from the sale of Gables Surgical Center will be applied towards further reducing our prevailing debt obligation to our noteholder while materially strengthening our overall financial footing,” stated Randy Lubinsky, CEO of PainCare.

About PainCare Holdings, Inc.

Headquartered in Orlando, Florida, PainCare Holdings, Inc. is one of the nation’s leading providers of pain-focused medical and surgical solutions and services. Through its proprietary network of acquired or managed physician practices, and in partnership with independent physician practices and medical institutions throughout the United States and Canada, PainCare is committed to utilizing the most advanced science and technologies to diagnose and treat pain stemming from neurological and musculoskeletal conditions and disorders. Through its wholly owned subsidiary, Caperian, Inc., PainCare offers medical real estate and development services.

Through Integrated Pain Solutions, the Company is engaged in directing the nation’s first managed services organization that offers a multi-disciplinary healthcare network focused on the treatment of pain. For more information on PainCare Holdings, please visit www.paincareholdings.com.

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; the inability to attract new patients by our owned practices, the managed practices and the limited management practice; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices, the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

Media Relations

Suzanne Beranek at 407.475.0763 or via email at suzanne@beranekcommunications.com

FOR MORE INFORMATION, PLEASE CONTACT:

Dodi Handy, President and CEO, or Daniel Conway, Chief Strategist

Elite Financial Communications Group

407-585-1080 or via email at prz@efcg.net

mailto:prz@efcg.net